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                                                                      EXHIBIT 10

C.I. = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                          SUPPLY AND LICENSE AGREEMENT

This Supply and License Agreement (hereinafter referred to as this "AGREEMENT") is entered into by and among

     DUSA Pharmaceuticals, Inc.,
     a company duly organized and existing under the laws of New Jersey, having its principal office at 25 Upton Drive, Wilmington, Massachusetts 01887,
     United States

                                           - hereinafter referred to as "DUSA" -

     medac Gesellschaft fur klinische Spezialpraparate mbH, a company duly organised and existing under the laws of Germany, having its registered office at Fehlandtstrasse 3, 20354 Hamburg, Germany

                                          - hereinafter referred to as "MEDAC" -

     photonamic GmbH & Co. KG,
     a company duly organised and existing under the laws of Germany, having its registered office at Fehlandtstrasse 3, 20354 Hamburg, Germany

                                     - hereinafter referred to as "PHOTONAMIC" -

hereinafter individually and collectively referred to respectively as a "Party" and the "Parties"

WHEREAS DUSA and MEDAC entered into a Supply Agreement dated December 30, 2002, (the "Former Supply Agreement'"), which the Parties to wish to terminate and supercede with this Agreement; and

WHEREAS contemporaneously with the execution of the Supply Agreement, DUSA and PHOTONAMIC entered into a License and Development Agreement dated December 30, 2002 (the "License Agreement"), which the Parties wish to terminate, except as provided in this Agreement; and

WHEREAS MEDAC directly or indirectly through a third party manufactures API, as defined below; and

WHEREAS, DUSA is entitled to purchase the API from MEDAC under the terms and conditions set forth in the Former Supply Agreement as superceded by this AGREEMENT and MEDAC is willing to supply the API to DUSA on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and the premises contained herein which the parties acknowledge as sufficient consideration for this Agreement, the Parties hereto agree as follows:

1.   DEFINITIONS

For the purpose of this AGREEMENT the following words and phrases shall have the following meaning:

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     1.1. "AFFILIATES" shall mean, with respect to any Party, any person, corporation, company, partnership, joint venture, firm or other entity which is controlled by, controls or is under direct or indirect common control with such Party. For the purposes of this definition
          "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least C.I. of the stock or shares entitled to vote for the election of directors, or managing directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least C.I. of the equity interest with the power to direct management and policies of such non-corporate entities.

     1.2. "API" shall mean the active pharmaceutical ingredient 5-aminolevulinic acid HCI, as more particularly described on Exhibit 1 hereto in oral or intravenous formulations.

     1.3. "CONFIDENTIAL INFORMATION" shall mean all documents, methods, technical know-how and all other information that is non-public, confidential and proprietary in nature disclosed by one Party to the others or any of its directors, officers, employees, agents, consultants or representatives relating to the business of the disclosing Party or its AFFILIATES.

     1.4. "EFFECTIVE DATE" shall mean date of the last Party to sign this Agreement.

     1.5. "FIELD" shall mean the fluorescence-guided resection of glioblastoma.

     1.6. "TERRITORY' shall mean the following countries: United States, C.I..

2.   TERMINATION

     2.1. DUSA and MEDAC hereby agree to terminate the Former Supply Agreement with immediate effect. Notwithstanding the language stated in the previous sentence, pursuant to Section 11.6 of the Former Supply Agreement, Section 1 (Definitions, as appropriate), Section 7.1 (Adverse Event Reporting), Section S (Confidentiality), Section 13.3 (Books and Records), Section 13.5.2 (English language), and Exhibit
          1.26 (Specifications) shall survive such termination. Neither Party shall have any ongoing rights and obligations under the Former Supply Agreement except pursuant those sections stated in this Section 2.1.

     2.2. DUSA and PHOTONAMIC hereby terminate the License Agreement with immediate effect. Notwithstanding the language stated in the previous sentence, pursuant to Section 13.6.2 of the License Agreement, DUSA shall have the non-exclusive right to use the Licensed Technology obtained under the License Agreementin the TERRITORY. For that purpose
          Section 1 (Definitions, as appropriate)Section 2.2.1 (representation of ownership), Section 6.2 second sentence (right to reference FDA dossier), Sections 10.4-10.7 (regarding confidentiality), Sections
          13.5.4 and 13.5.5 (rights to use the Licensed Technology, as defined in the License Agreement, outside the Field within the Territory),
          Section 15.3 (Books and Records), Exhibit 1.26 (Licensed Technology) of the License Agreement shall survive termination.

     By terminating the License Agreement, except as provided in this Agreement, PHOTONAMIC shall have C.I., subject to the confidentiality provisions in this Agreement.

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3.   OBJECT OF AGREEMENT

     3.1. DUSA hereby appoints MEDAC as a supplier of the API in the TERRITORY.

     3.2. DUSA may use the API, from time to time, for manufacturing and marketing a finished pharmaceutical product in its own name and at its own risks.

4.   FORECAST/ ORDERS /TERMS OF DELIVERY

     4.1. DUSA shall advise MEDAC of its estimated needs of API for the succeeding twelve (12) calendar months and will provide C.I. of its forecast during the term. Unless expressly stated in this Agreement C.I..

     4.2. DUSA shall place its orders at least C.I. in advance of its requested delivery date but the first order shall be placed no later than C.I. in advance of its requested delivery date. Each order shall bear the exact quantity ordered and the delivery date.

     4.3. DUSA and MEDAC shall C.I. in good faith, based upon C.I. (as defined in the Former Supply Agreement) by DUSA.

     4.4. Deliveries shall be made C.I. (according to C.I.) if not otherwise agreed upon between MEDAC and DUSA.

5.   PRICES AND PAYMENT

     5.1. The cost to DUSA for the API supplied by MEDAC under this Agreement shall be negotiated in good faith taking into account that the cost per unit of C.I. was C.I.. The Cost of the API shall C.I. following the C.I. to DUSA and thereafter may be adjusted C.I., provided that, MEDAC gives DUSA C.I. prior written notice of any increase.

     5.2. Invoices are due C.I. after date of invoice.

     5.3. All payments shall be made C.I..

6.   DEFECTS IN QUALITY/QUANTITY

     6.1. DUSA shall be obliged to inspect, examine and analyze the API promptly upon receipt. In the event that the API does not conform to Specifications of this Agreement, or the Former Supply Agreement, or does not comply with legal requirements, DUSA shall inform MEDAC C.I. after receipt of the API of apparent defects in quality or quantity in writing. Failure or delay shall mean acceptance of the delivered products and waiver any potential rights DUSA may have with respect to the delivered API.

     6.2. DUSA shall inform MEDAC within C.I. of receipt of its testing results in case DUSA discovers any defects.

     6.3. C.I. and C.I., MEDAC shall C.I. and C.I. API.

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     6.4. If there is a disagreement between the Parties as to the compliance of the API with specifications, warranties and legal requirements C.I., which C.I. on the Parties. The C.I. shall be selected by C.I.. In case C.I. do not agree upon C.I., such shall be C.I.. If the C.I. finds the API to conform to the specifications, warranties and legal requirements C.I. and C.I.. Otherwise C.I. shall be C.I..

7.   LIABILITY

     7.1. Unless otherwise expressly stated, the Parties shall be liable to C.I., caused by or arising out of or relating to C.I. with the contractual obligations of this Agreement, unless C.I. further liability.

     7.2. Unless otherwise expressively stated in this Agreement the Parties shall C.I. arising under or as a result of this Agreement (or termination thereof), including but not limited to C.I., or on account of C.I. connection with the business or C.I.or otherwise.

8.   INDEMNIFICATION

     8.1. Where a loss, claim or damage to persons or to property is caused by the C.I. of DUSA, PHOTONAMIC or MEDAC, respectively, its employees or AFFILIATES, relating to the obligations under this Agreement, then the Party shall indemnify and hold the other Parties harmless from the loss, claim or damage, C.I..

     8.2. In the event that any person (an "Indemnitee") entitled to indemnification under the above Section is seeking such indemnification, such Indemnitee shall inform the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim, C.I. of the defense of the claim C.I., provided that such settlement C.I., or otherwise C.I., the Indemnitee or the other Party) and shall cooperate as requested (C.I., if the indemnifying Party selects counsel) in the defense of the claim.

9.   TERM AND TERMINATION

     9.1. Subject to Section 12.10, this Agreement becomes effective on the EFFECTIVE DATE and C.I., unless earlier terminated pursuant to this provision. This Agreement will automatically and continuously be renewed for a period of a C.I., unless terminated C.I. period to the then running agreement term.

     9.2. DUSA or MEDAC shall be entitled at any time, by notice to the other, to terminate this Agreement C.I.only if

          -    Either of them C.I. or C.I. of the API in the TERRITORY;

          - Either of them C.I. of any of the provisions of this Agreement and C.I. after written notice of such breach has been received; or

          - Either of them should be C.I. otherwise be faced with circumstances C.I., for causes within its control and C.I., under this Agreement.

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10.  CONFIDENTIALITY

     10.1. The Parties agree to keep secret and not to communicate all CONFIDENTIAL INFORMATION disclosed or produced under this Agreement or under the Former Supply Agreement or License Agreement. The Parties shall disclose such CONFIDENTIAL INFORMATION only to those employees, agents etc, who have a need to know and only if such employees, agents etc. are bound by confidential obligations comparable to this provision. The Parties shall be responsible for any breach of confidentiality by its employees, agents etc.

     10.2. This secrecy obligation does not apply to any information of which the receiving Party can prove by written documents

          - was known to the public at the time of the receiving Party's receipt;

          - was lawfully received by the Party from a third party who has no obligation of confidentiality to the disclosing Party;

          - was independently developed by the Party or available to it prior to this agreement;

          - was released from the restrictions of this provision by the express prior written consent of the disclosing Party; or

          - has been disclosed in compliance with any legal requirement, provided that the disclosing Party has notified the other Party prior to the disclosure of the information and provided that the Party shall disclose only the minimum amount of information required for the purpose of the said legal requirement.

     10.3. This provision shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement for any reason for a period of C.I..

11.  FORCE MAJEURE

     11.1. Neither Party hereto shall not be liable for any damage if the performance of all or parts of this Agreement is hindered or prevented by causes beyond the performing party's control and without its intention or negligence, including, but not limited to, acts of God or acts, laws, orders or regulations of any government or department or agency thereof acting in either its sovereign or contractual capacity, fires, floods, strikes, machinery breakage, work stoppages or other job actions, freight embargoes, boycotts, riots and wars.

     11.2. Either DUSA or MEDAC may, in the event that any Force Majeure cannot be removed or overcome C.I. from the date the Party affected first became affected, C.I. notice to the other Party C.I..

12.  MISCELLANEOUS

     12.1. Notices shall be made in writing to the addresses stated at the beginning of this Agreement, or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or


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          request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the fifth (5th) business day after such notice or request was deposited with the U.S. or German Postal Service, as the case may be.

     12.2. The Parties hereto C.I. any of their rights or duties hereunder
          C.I. of the other Party C.I., and any such C.I., except that C.I. shall not be required in the event such C.I. is subject to C.I., so long as the C.I. subject to all the terms and conditions of this Agreement. Furthermore, MEDAC shall have the right to C.I. so long as C.I. with all applicable laws and regulations. Notwithstanding such C.I., C.I. for all of its obligations under this Agreement.

     12.3. The waiver by either Party of a breach of any of the provisions of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or other provisions.

     12.4. Besides the rights and obligations stated in this Agreement no Party shall have any further rights and obligations under or due to this Agreement.

     12.5. The Parties hereto acknowledge that this Agreement and all Schedules or exhibits hereto set forth the entire Agreement.

     12.6. Modifications of this Agreement have to be made in writing. This applies to this modification provision as well.

     12.7. This Agreement is construed in accordance with and shall exclusively be governed by the C.I.. The C.I. for the C.I. and C.I. shall not apply.

     12.8. Before either Party brings any proceedings against the other that Party shall notify the other of the cause of dispute and the Parties shall try to resolve the dispute amicably by negotiation. If the Parties fail to negotiate a settlement of such dispute C.I. of the commencement of negotiations, such dispute shall be submitted to the exclusive jurisdiction of the courts of C.I..

     12.9. Should provisions of the present Agreement not be legally effective, completely or partially, or later lose their legal effectiveness, the validity of the remaining provisions of the contract shall not thereby be affected. Instead of the ineffective provision an appropriate provision shall be inserted, which - as far as legally permitted - comes the closest to that which the contracting Parties wanted or is nearest in meaning to their intended economic purpose.

     12.10. All of the Parties' rights and obligations under, and/or the provisions contained in, Section 1 (Definitions, as appropriate),
          Section 2.1 (second sentence), Section 2.2 (second and third sentences) including the provisions of the Former Supply Agreement and License Agreement stated therein, Section 10 (Confidentiality),
          Section 12.1 (Notices), shall survive any termination, relinquishment or expiration of this Agreement for any reason whatsoever.


                                       -6-

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     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorised representative as of the day and year first above written.

For and behalf of                       For and behalf of
DUSA Pharmaceuticals Inc.               medac GmbH

/s/ D. Geoffrey Shulman                 /a/ Wilfried Mohr
-------------------------------------   ----------------------------------------
D. Geoffrey Shulman, MD, FRCPC          Wilfried Mohr
(Chairman & Chief Strategic Officer)    (Managing Director)
Date: 8/07/07                           Date: 16.07.07
      -------------------------------         ----------------------------------


                                        For and behalf of
                                        photonamic GmbH & Co. KG

                                        /s/ Ulrich Kosciessa
                                        ----------------------------------------
                                        Dr. Ulrich Kosciessa
                                        (Managing Director)
                                        Date: 16.07.07
                                              ----------------------------------


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EXHIBIT 1: DEFINITION OF THE API

NAME AND STRUCTURE

NAME OF ACTIVE SUBSTANCE: (INN)         5-Aminolevulinic acid hydrochloride

CHEMICAL NAME:                          5-Amino-4-oxo-pentanoic acid
                                        hydrochloride

SYNONYMS:                               5-Aminolevulinic acid hydrochloride,
                                        &-Aminolevulinic acid hydrochloride

ABBREVIATIONS:                          5-ALA, (-)-ALA, 5-ALS

EMPIRICAL FORMULA:                      C(5)H(9)NO(3)HCl

MOLECULAR WEIGHT:                       167.59 g/mol
                                        (5-Aminolevulinic acid hydrochloride)

STRUCTURAL FORMULA:                     (GRAPHIC)

For and behalf of                       For and behalf of
DUSA Pharmaceuticals Inc.               medac GmbH

/s/ D. Geoffrey Shulman                 /s/ Wilfried Mohr
-------------------------------------   ----------------------------------------
D. Geoffrey Shulman, MD, FRCPC          Wilfried Mohr
(Chairman)                              (Managing Director)
Date: 08/7/07                           Date: 16.07.07
      -------------------------------         ----------------------------------


                                        For and behalf of
                                        photonamic GmbH & Co. KG

                                        /s/ Ulrich Kosciessa
                                        ----------------------------------------
                                        Dr. Ulrich Kosciessa
                                        (Managing Director)
                                        Date: 16.07.07
                                              ----------------------------------